Exhibit 99.1
May 13, 2008

Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)



                     TOFUTTI ANNOUNCES FIRST QUARTER RESULTS

         Cranford, New Jersey -- May 13, 2008 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen week period ended March 29, 2008.

         Net sales for the thirteen weeks ended March 29, 2008 decreased 4% to $4.65 million compared with net sales of $4.85 million for the thirteen weeks ended March 31, 2007 due to the discontinuance of certain low profit margin products in the 2008 period that were available for sale in the 2007 period.

         For the thirteen weeks ended March 29, 2008, the Company reported an increase in income before income taxes to $343,000 as compared with income before income taxes of $224,000 for the comparable 2007 period. The Company's operating results continued to be negatively impacted during the thirteen week period ended March 29, 2008 as a result of new product start-up costs, including costs incurred at new co-packaging locations, increased marketing expenses and higher packaging and freight charges. The Company expects that these same factors will continue to affect operating expenses during the remainder of 2008.

         Net income for the thirteen weeks ended March 29, 2008 increased to $204,000 ($0.04 per share) compared to $128,000 ($0.02 per share) for the thirteen week period ended March 31, 2007. Net income for the first quarter of 2008 is greater than that of the 2007 first quarter due to a $285,000 decrease in stock compensation expense. In the thirteen weeks ended March 31,

2007, the Company incurred stock compensation expense of approximately $288,000 arising from the purchase 175,000 stock options from an officer.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "Our results in the first quarter of 2008 were masked to a degree by our decision to drop certain low profit margin products that we sold in the 2007 period. We believe that our business plan of concentrating on our core business of non-dairy frozen desserts and soy-cheese products is succeeding and will result in increased sales and operating income. We look forward to continuing improvements in our sales and operating income during the upcoming summer months."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.


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                               TOFUTTI BRANDS INC.
                               -------------------
                       Condensed Statements of Operations
                       ----------------------------------
                    (in thousands, except per share figures)

                                                Thirteen weeks    Thirteen weeks
                                                    ended             ended
                                                   3/29/08           3/31/07
                                                   -------           -------

Net sales..................................        $4,655            $4,846

Cost of sales..............................         3,128             3,150
                                                    -----             -----

Gross profit...............................         1,527             1,696

Operating expenses.........................         1,184             1,472
                                                    -----             -----

Income before income taxes ................           343               224

Income taxes...............................           139                96
                                                    -----             -----

Net income ................................         $ 204             $ 128
                                                    =====             =====

Net income per common share:

         Basic.............................         $0.04             $0.02
                                                    =====             =====

         Diluted...........................         $0.03             $0.02
                                                    =====             =====

Weighted average common
  shares outstanding:

         Basic.............................         5,619             5,543
                                                    =====             =====

         Diluted...........................         5,869             5,813
                                                    =====             =====

                               TOFUTTI BRANDS INC.
                               -------------------
                            Condensed Balance Sheets
                            ------------------------
                      (in thousands, except share figures)

                                                               March 29,            December 29,
                                                                 2008                   2007
                                                              -----------           ------------
                                                              (unaudited)
Assets
Current assets:
     Cash and cash equivalents                               $  596                 $1,499
     Accounts receivable, net of allowance for doubtful
        accounts and sales promotion of $438 and $430,
respectively                                                  1,862                  1,991
     Inventories                                              2,162                  1,552
     Prepaid expenses                                            23                     46
     Refundable income taxes                                    635                    770
     Deferred income taxes                                      298                    298
                                                                ---                    ---
           Total current assets                               5,576                  6,156
                                                              -----                  -----

Fixed assets, net of accumulated amortization of
        $20 and $19                                              23                     24
Other assets                                                     16                     16
                                                                 --                     --
                                                             $5,615                 $6,196
                                                             ======                 ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                        $  395                   $633
     Accrued expenses                                           556                    566
     Accrued officers' compensation                             125                    500
             Total current liabilities                        1,075                  1,699
                                                              -----                  -----

Stockholders' equity:
     Preferred stock - par value $.01 per share;
         authorized 100,000 shares, none issued                  --                     --
     Common stock - par value $.01 per share;
         authorized 15,000,000 shares, issued and
         outstanding 5,593,867 shares at March 29, 2008
         and 5,653,467 shares at December 29, 2007               56                     57
     Additional paid-in capital                                  65                    225
     Retained earnings                                        4,419                  4,215
                                                              -----                  -----
            Total stockholders' equity                        4,540                  4,497
                                                              -----                  -----
            Total liabilities and stockholders' equity       $5,615                 $6,196
                                                             ======                 ======